Exhibit 99.1

Aileron Therapeutics Announces $35.9 Million Registered Direct Offering

WATERTOWN, Mass., January 6, 2021 –(GLOBE NEWSWIRE) — Aileron Therapeutics, Inc. (Nasdaq: ALRN), today announced that it has entered into definitive agreements with fundamental healthcare investors for the purchase and sale of 32,630,983 of its shares of common stock at a purchase price of $1.10 per share in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about January 8, 2021, subject to the satisfaction of customary closing conditions.

JonesTrading Institutional Services LLC (“JonesTrading”) is acting as the placement agent for the offering.

The gross proceeds to Aileron from the offering are expected to be $35.9 million, before deducting the placement agent’s fees and other offering expenses payable by Aileron.

Aileron intends to use the net proceeds from the public offering, together with its existing cash, cash equivalents and short-term investments, to fund clinical development of ALRN-6924 as a chemoprotective agent and for working capital and other general corporate purposes.

The shares are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-226650) that was filed with the United States Securities and Exchange Commission (“SEC”) on August 7, 2018, and declared effective by the SEC on July 15, 2019. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement. When available, electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained from JonesTrading Institutional Services LLC by calling (212) 907-5332, or by e-mailing Compliance@jonestrading.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aileron Therapeutics

Aileron is clinical-stage biopharmaceutical company that is focused on transforming the experience of chemotherapy for cancer patients, enabling them to fight cancer without the fear or burden of chemotherapy-induced side effects. ALRN-6924, the company’s first-in-class MDM2/MDMX dual inhibitor activating p53, is the only reported chemoprotective agent in clinical development to employ a biomarker strategy, in which the company exclusively focuses on treating patients with p53-mutated cancers.

Forward-Looking Statements

Statements in this press release about Aileron’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, including statements about the expected closing of the offering and anticipated proceeds from the offering, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about Aileron’s strategy, financing, and clinical development plans. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions to the closing of the offering will be satisfied; and other factors discussed in the “Risk Factors” section of Aileron’s quarterly report on Form 10-Q for the period ended September 30, 2020, filed on November 12, 2020, and risks described in other filings that Aileron may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Aileron specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Investor Contacts: Richard Wanstall, SVP Chief Financial Officer Aileron Therapeutics 617-995-0900 rwanstall@aileronrx.com Hans C. Vitzthum LifeSci Advisors, LLC. 617-430-7578 hans@lifesciadvisors.com	Media Contact: Liz Melone 617-256-6622 lmelone@aileronrx.com